UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):             March 25, 2013

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)
One Lakeland Park Drive Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beacon Roofing Supply, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on March 6, 2013 (the “Prior 8-K”), announcing that Joseph M. Nowicki had accepted the position of Executive Vice President, Chief Financial Officer and Treasurer effective March 25, 2013. The purpose of this Current Report on Form 8-K/A is to amend the Prior 8-K to report that on March 25, 2013, coincident with his start date, Mr. Nowicki was awarded 8,000 restricted stock units (RSUs) and 5,000 options under the Company’s 2004 Stock Plan, which was adopted on September 21, 2004 and most recently amended and restated on February 8, 2011.

Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs will vest if the Company attains a targeted rate of return on invested capital of 9.75% for the three-year fiscal period ending September 30, 2015. The actual number of shares or units that will vest can range from 0% to 125% depending upon actual Company performance below or above the target level. The options have an exercise price of $38.43 per share, the closing price of the Company’s common stock on March 25, 2013. The options vest in three equal installments over a three-year period beginning with the first anniversary from the award date. All RSU and option awards are subject to continued employment, except under certain conditions, and vesting shall automatically accelerate upon a Change of Control (as defined in the award agreements).

The remainder of the information contained in the Prior 8-K is not hereby amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: March 26, 2013	By:	/s/ Joseph M. Nowicki
Joseph M. Nowicki
Executive Vice President & Chief Financial Officer

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